Exhibit 3.2

BYLAWS

OF

ALEXZA PHARMACEUTICALS, INC.

(a Delaware Corporation)

ALEXZA PHARMACEUTICALS, INC.

BYLAWS

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of the Corporation in the State of Delaware is located at 850 New Burton Road, Suite 201, Kent County, Dover, DE 19904.

1.2 Offices. The Corporation may have offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of stockholders will be held at the principal office of the Corporation, or at such other place as will be determined by the Board of Directors and specified in the notice of the meeting.

2.2 Annual Meeting. The annual meeting of stockholders will be held at such date and time as will be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders will elect a Board of Directors and transact such other business as may properly be brought before the meeting of stockholders.

The Board of Directors may postpone the time of holding the annual meeting of stockholders for such period not exceeding ninety (90) days, as they may deem advisable. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation nor impair the powers, rights and duties of the Corporation’s officers and Directors. At annual meetings, the stockholders shall elect Directors and transact such other business as may properly be brought before the meeting. If the election of Directors shall not be held on the day designated herein for any annual meeting of the stockholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as is convenient.

2.3 Notice of Annual Meeting. Written or printed notice of the annual meeting, stating the place, day, and hour thereof, will be delivered personally to each stockholder at his residence or usual place of business or mailed to each stockholder entitled to vote at such address as appears on the books of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting. Waiver by a stockholder (or his duly authorized attorney) in writing of notice of a stockholders’ meeting, signed by the stockholder, whether before or after the time of such meeting, shall be equivalent to the giving of such notice. Attendance by a stockholder, whether in person or by proxy, at a stockholders’ meeting shall constitute a waiver of notice of such meeting of which the stockholder has had no notice.

2.4 Special Meeting. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors, and will be called by the President or Secretary at the request in writing of the stockholders owning at least ten percent (10%) of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting. Such request will state the purpose(s) of the proposed meeting, and any purpose so stated will be conclusively deemed to be a “proper” purpose.

2.5 Notice of Special Meeting. Written or printed notice of a special meeting stating the place, day, hour and purpose(s) thereof, will be personally delivered to each stockholder at his residence or usual place of business or mailed to each stockholder entitled to vote at such address as appears on the books of the Corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting.

2.6 Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum is present, a majority of the stockholders entitled to vote, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.7 Fixing of Date for Determination of Stockholders of Record. The Board of Directors may, by resolution, fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other purposes (other than determining stockholders entitled to consent to action by stockholders proposed to be taken without a meeting of stockholders). Such date, in any case, shall not be more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, such date shall be at the close of business on the day on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, and shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer records and the stated period of closing has expired.

2.8 Stockholder List. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, will be prepared by the Secretary or the officer or agent having charge of the stock transfer ledger of the Corporation. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for such ten (10) day period either at a place within the city where the meeting is to be held, or, if not so specified, the place where the meeting is to be held. Such list will also be produced and kept open at the time and place of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

2.9 Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it will not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted which might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notices of the adjourned meeting will be given as in the case of an original meeting. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the stockholders’ meeting unless the vote of a greater number is required by law, the Certificate of Incorporation or these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

2.10 Proxies and Voting. Stockholders entitled to vote shall have the number of votes specified in the Certificate of Incorporation for each share of stock owned by them and a proportionate vote for a fractional share. Stockholders may vote in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the secretary of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the person named therein to vote at any meeting or adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to its exercise the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

When a quorum is present at any meeting, the holders of a majority of the stock represented and entitled to vote on any question (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class represented and entitled to vote on any question) other than an election by stockholders shall, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws, decide any question brought before such meeting. Any election by stockholders shall be determined by a plurality of the votes cast.

2.11 Consent of Stockholders in Lieu of Meeting. Any action which may be taken at a special or annual meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, will be signed by all of the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

2.12 Presiding Officer and Conduct of Meetings. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and shall automatically serve as Chairman of such meetings. In the absence of the Chairman of the Board of Directors, or if the Directors neglect or fail to elect a Chairman, then the President of the Corporation shall preside at the meetings of the stockholders and shall automatically be the Chairman of such meeting, unless and until a different person is elected by a majority of the shares entitled to vote at such meeting. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the President shall appoint a person to act as Secretary at such meetings.

2.13 Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting may, or if inspectors shall not have been appointed, the Chairman of the meeting shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No directors or candidate for the office of director shall act as an inspector of an election of directors.

2.14 Stockholders’ Agreements. Two (2) or more Stockholders of this Corporation may enter into an agreement if in writing and signed by the parties thereof, providing for the exercise of voting rights in the manner provided in the agreement, or as they may agree, or as determined in accordance with procedures agreed upon by them. Nothing therein shall impair the right of the Corporation to treat the Stockholders of record as entitled to vote the shares standing in their names.

A transferee of shares of this Corporation shall be bound by any such Stockholders’ agreement if he takes the shares subject to such agreement with notice thereof.

2.15 Voting Trusts. Any number of Stockholders of this Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law, for a period not to exceed ten (10) years by signing a written agreement setting out the provisions of the trust and transferring their shares to the trustee. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a Stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

A voting trust agreement may be extended before the expiration of such voting trust agreement as originally fixed or as extended one or more times, for an additional period not exceeding ten (10) years, by agreement in writing by one (1) or more parties to the voting trust. Such extension agreement shall not affect the rights or obligations of persons not parties to the agreement, and such persons shall be entitled to remove their shares from the trust and promptly to have their share certificates reissued to them.

ARTICLE III

BOARD OF DIRECTORS

3.1 Number of Directors. The number of Directors comprising the full Board of Directors will be at least one (1).

3.2 Election and Term. Except as provided in Section 3 of this Article, Directors will be elected at the annual meeting of the stockholders, and each Director will be elected to serve until the next annual meeting or until his successor will have been elected and qualified, unless sooner removed in accordance with these Bylaws or until the Corporation has received a written resignation from a Director. Directors need not be stockholders of the Corporation.

3.3 Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors, although less than a quorum, and the Directors so elected shall hold office for the unexpired term of their predecessor in office until the next annual meeting and until their successors are elected and have qualified. Vacancies created by the removal of Directors by the owners of a majority of the outstanding shares of capital stock will be filled by the owners of the majority of the outstanding shares of capital stock. A vacancy shall be deemed to exist by reason of the death, resignation, or upon the failure of stockholders to elect Directors to fill the unexpired terms of any Directors removed in accordance with the provisions of these Bylaws.

3.4 Resignation; Removal. Any Director may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective. The Board of Directors may, by majority vote of the Directors then in office, remove a Director for cause. The owners of a majority of the outstanding shares of capital stock may remove any Director or the entire Board of Directors, with or without cause, either by a vote at a special meeting or annual meeting, or by written consent.

3.5 Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

ARTICLE IV

MEETINGS OF THE BOARD

4.1 Regular Meetings. The Board of Directors will meet each year immediately following the annual meeting of the stockholders to appoint the members of such committees of the Board of Directors as the Board may deem necessary or advisable, if any, to elect officers for the ensuing year, and to transact such other business as may properly come before the Board of Directors at such meeting. No notice of such meeting will be necessary to the newly elected Directors in order legally to constitute the meeting provided a quorum will be present. Regular meetings may be held at such other times as shall be designated by the Board of Directors without notice to the Directors.

4.2 Special Meetings. Special meetings of the Board of Directors will be held whenever called by any Director, the Chairman of the Board or the President. Notice of each meeting will be given at least three (3) days prior to the date of the meeting either personally or by telephone or telegraph to each Director, and will state the purpose, place, day and hour of the meeting. Waiver by a Director in writing of notice of a Directors meeting, signed by the Director, whether before or after the time of said meeting, shall be equivalent to the giving of such notice. Attendance by a Director, whether in person or by proxy, at a Directors’ meeting shall constitute a waiver of notice of such meeting of which the Director had no notice.

4.3 Quorum and Voting. At all meetings of the Board of Directors (except in the case of a meeting convened for the purpose specified in Article III, Section 3 of these Bylaws) a majority of the number of the Directors will be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors. If a quorum will not be present at any such meeting of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.

4.4 Telephone Meetings. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, the Directors may participate in and hold a meeting using conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. A Director so attending will be deemed present at the meeting for all purposes including the determination of whether a quorum is present except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting was not lawfully called or convened.

4.5 Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board.

4.6 Attendance Fees. Directors will not receive any stated salary, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance may be allowed for attendance at each regular or special meeting of the Board; however, this provision will not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

4.7 Interest of Directors in Contracts. Any contract or other transaction between the Corporation and one (1) or more of its Directors, or between the Corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its Directors are stockholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

ARTICLE V

COMMITTEES

5.1 Executive Committee. The Board of Directors by resolution may designate one or more Directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, will have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors is required by statute. Unless expressly authorized by resolution of the Board of Directors, no committee shall have the power or authority to (1) amend the Certificate of Incorporation, (2) adopt an agreement of merger or consolidation, (3) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company’s property and assets, (4) recommend to the stockholders a dissolution of the Company or a revocation of a dissolution, or (5) amend the Bylaws of the Company.

5.2 Other Committees. The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board shall deem appropriate.

5.3 Organization of Committees. The chairman of each committee of the Board of Directors will be chosen by the members thereof. Each committee will elect a Secretary, who will be either a member of the committee or the secretary of the Corporation. The chairman of each committee will preside at all meetings of such committee.

5.4 Meetings. Regular meetings of each committee may be held without the giving of notice if a day of the week, a time, and a place will have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) will be called in the manner provided as respect to notices of special meetings of the Board of Directors.

5.5 Quorum and Manner of Acting. A majority of the members of each committee must be present, either in person or by conference telephone or similar means of communication, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members so present at a meeting at which a quorum is present will be the act of such committee. The members of each committee will act only as a committee, and will have no power or authority, as such, by virtue of their membership on the committee.

5.6 Action by Written Consent. Any action required or permitted to be taken by any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee.

5.7 Record of Committee Action; Reports. Each committee will maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record will include the date, time, and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee will be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board to be informed of the conduct of the Company’s business and affairs since the last meeting of the Board.

5.8 Removal. Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting of the board.

5.9 Vacancies. Any vacancy in any committee will be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.

ARTICLE VI

OFFICERS

6.1 Appointment and Term of Office. The officers of the Company may consist of a President, a Secretary, and a Treasurer, and there may be one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed by the Board. Each of such officers will be chosen annually by the Board of Directors at its regular meeting immediately following the annual meeting of stockholders and, subject to any earlier resignation or removal, will hold office until the next annual meeting of stockholders or until his earlier death, resignation, retirement, disqualification, or removal from office and until his successor shall have been duly elected and qualified. Two or more offices may be held by the same person.

6.2 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the Corporation will be served thereby, but such removal will be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent will not of itself create contract rights.

6.3 Vacancies. Whenever any vacancy shall occur in any office of any officer by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by vote of a majority of the Directors for the unexpired portion of the term.

6.4 Compensation. The compensation of all officers of the Corporation shall be determined by the Board of Directors and may be altered by the Board from time to time, except as otherwise provided by contract, and no officer shall be prevented from receiving such compensation by reason of the fact such officer is also a Director of the Corporation. All officers shall be entitled to be paid or reimbursed for all costs and expenditures incurred in the Corporation’s business.

6.5 Powers and Duties. The powers and duties of the officers will be those usually pertaining to their respective offices, subject to the general direction and supervision of the Board of Directors. Such powers and duties will include the following:

a. President. The President shall be the chief executive officer of the Corporation. The President will be responsible for general supervision of the affairs, properties, and operations of the Corporation, and over its several officers and be the Corporation’s general manager responsible for the management and control in the ordinary course of the business of the Corporation. The President may execute and deliver in the name and on behalf of the Corporation, deeds, mortgages, leases, assignments, bonds, notes, bills of sale, assignments, releases, receipts, contracts or other instruments of any kind or character authorized by the Board of Directors. Unless otherwise directed by the Board, the President shall attend in person or by substitute or by proxy and act and vote on behalf of the Corporation at all meetings of the stockholders of any corporation in which the Corporation holds stock. The President may appoint or employ and discharge employees and agents of the Corporation and fix their compensation.

b. Vice Presidents. Each Vice President, if any, will perform the duties prescribed or delegated by the President or by the Board of Directors, and at the request of the President, will perform as well the duties of the President’s office.

c. Secretary. The Secretary will give notice to and attend all meetings and keep the minutes of all of the proceedings at all meetings of the Board of Directors and all meetings of the stockholders and will be the custodian of all corporate records and of the seal of the Corporation. The Secretary will see that all notices required to be given to the stockholders and to the Board of Directors are duly given in accordance with these Bylaws or as required by law. It shall also be the duty of the Secretary to attest, by personal signature and the seal of the Corporation, all stock certificates issued by the Corporation and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Corporation. The Secretary shall also attest, by personal signature and the seal of the Corporation, all deeds, conveyances, or other instruments requiring the seal of the Corporation. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned to such officer. Unless a transfer agent is appointed, the Secretary shall also keep or cause to be kept at any such office the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, for inspection by stockholders. Any such inspection by a stockholder of the Certificate of Incorporation, Bylaws, records of meetings of the incorporators or stockholders, or the stock and transfer records must be at a reasonable time and for a proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation. Said copies and records need not all be kept in the same office.

Any Assistant Secretary shall have the powers and perform the duties of the Secretary in his absence or in case of his inability to act and shall have such other powers and duties as the directors may from time to time prescribe. If neither the Secretary nor any Assistant Secretary is present at any meeting of the stockholders, a temporary Secretary to be designated by the person presiding at the meeting shall perform the duties of the Secretary.

In the absence of the appointment of a Treasurer for the Corporation, the Secretary shall perform the duties of the Treasurer.

d. Treasurer. The Treasurer will be the principal accounting and financial officer of the Corporation and will have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. The Treasurer will have charge of the corporate funds and securities and will keep a record of the property and indebtedness of the Corporation. If required by the Board of Directors, the Treasurer will give bond for the faithful discharge of duties in such sum and with such surety or sureties as the Board may require. The Treasurer shall keep such monies and securities of the Corporation as may be entrusted to his keeping and account for the same. The Treasurer shall be prepared at all times to give information as to the condition of the Corporation and shall make a detailed annual report of the entire business and financial condition of the Corporation. The person holding the office of Treasurer shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned by either of such officers. The duties of the Treasurer may also be performed by any Assistant Treasurer.

e. Other Officers. The Board of Directors may appoint such other officers, agents, or employees as it may deem necessary for the conduct of the business of the Corporation. In addition, the Board may authorize the President or some other officers to appoint such agents or employees as they deem necessary for the conduct of the business of the Corporation.

6.6 Resignations. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation will take effect as of its date unless some other date is specified therein, in which event it will be effective as of that date. The acceptance of such resignation will not be necessary to make it effective.

ARTICLE VII

SHARES OF STOCK AND THEIR TRANSFER; BOOKS

7.1 Forms of Certificates. Shares of the capital stock of the Corporation will be represented by certificates in such form, not inconsistent with law or with the Certificate of Incorporation of the Company, as will be approved by the Board of Directors, and will be signed by the Chairman of the Board or President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Company. Such seal may be facsimile, engraved, or printed. Where any such certificate is countersigned by a transfer agent or by a registrar, the signature of such Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer upon such certificate may be facsimiles, engraved, or printed. Such certificates shall be delivered representing all shares to which stockholders are entitled.

7.2 Issuance. Shares of stock with par value (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares of stock without par value may be issued for such consideration as is determined from time to time by the Board of Directors. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

7.3 Payment for Shares.

a. The consideration for the issuance of shares shall consist of cash, services rendered (including services actually performed for the Corporation), or real or personal property (tangible or intangible) or any combination thereof actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

b. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

c. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

d. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.4 Transfer of Shares. Shares of stock of the Corporation will be transferred only on the stock books of the Corporation by the holder of record thereof in person, or by a duly authorized attorney, upon the endorsement and surrender of the certificate therefor.

7.5 Stockholders of Record. Stockholders of record entitled to vote at any meeting of stockholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock will be determined according to the Corporation’s stock ledger and, if so determined by the Board of Directors in the manner provided by statute, will be such stockholders of record (a) at the date fixed for closing the stock transfer books, or (b) as of the date of record.

7.6 Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen, or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft, or destruction and upon being furnished with indemnity satisfactory to it. The Board of Directors may delegate to any officer authority to administer the provisions of this Section.

7.7 Closing of Stock Transfer Books. The Board of Directors will have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when change or conversion or exchange of capital stock will go into effect, or for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose; or the Board may, in its discretion, fix a date, not more than sixty (60) days nor less than ten (10) days before any stockholders’ meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as will be stockholders of record on the date so fixed will be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

7.8 Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates of stock. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.

7.9 Examination of Books by Stockholders. The original or duplicate stock ledger of the Corporation containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Corporation will, at all times during the usual hours of business, be available for inspection at its principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by § 220 of the Delaware General Corporation Law (“DGCL”), will have the right to inspect such books and records.

ARTICLE VIII

INSURANCE

8.1 Insurance. By action of its Board of Directors, notwithstanding any interest of the Directors in the action, to the full extent permitted by the DGCL, the Corporation may purchase and maintain insurance, in such amounts and against such risks as the Board of Directors deems appropriate, on behalf of any person who is or was a Director, advisory Director, officer, employee, or agent of the Corporation, or of any entity a majority of the voting stock of which is owned by the Corporation, or who is or was serving at the request of the Corporation as a Director, advisory Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status as such.

ARTICLE IX

INDEMNIFICATION

9.1 Except as may otherwise be specifically provided in the Certificate of Incorporation, no provision of the Certificate of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the DGCL upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the DGCL, as the same are conferred under the DGCL. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, including but not limited to § 145 of the DGCL, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section or otherwise under Delaware law from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section. The indemnification provisions contained in the DGCL shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holder such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE X

MISCELLANEOUS

10.1 Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority vote of the Board of Directors at any regular meeting of the Board or at any special meeting of the Board if notice of proposed alteration or repeal be contained in the notice of such special meeting.

10.2 Methods of Notice. Whenever any notice is required to be given in writing to any stockholder or Director pursuant to any statute, the Certificate of Incorporation, or these Bylaws, it will not be construed to require personal or actual notice, and such notice will be deemed for all purposes to have been sufficiently given at the time the same is deposited in the United States mail with postage thereon prepaid, addressed to the stockholder or Director at such address as appears on the books of the Corporation. Whenever any notice may be or is required to be given by telegram or facsimile to any Director, it will be deemed for all purposes to have been sufficiently given at the time the same is filed with the telegraph or cable office, properly addressed.

10.3 Waiver of Notice. The giving of any notice of the time, place, or purpose of holding any meeting of stockholders or Directors and any requirement as to publication thereof, whether statutory or otherwise, will be waived by the attendance at such meeting by any person entitled to receive such notice except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and may be waived by such person by an instrument in writing executed and filed with the records of the meeting, either before or after the holding thereof.

10.4 Seal. The seal of the Corporation shall be in such form as shall be adopted and approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, imprinted or in any manner reproduced.

10.5 Securities of Other Corporation. The President or any Vice President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

10.6 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

10.7 Dividends. Dividends upon the outstanding stock of the Corporation, subject to the provisions of the statutes and the Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, or in any combination thereof.

10.8 Reserves. There may be created from time to time by resolution of the Board of Directors, out of funds of the Corporation available for dividends, such reserve or reserves as the Directors from time to time in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

10.9 Signature of Negotiable Instruments. All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are prescribed by resolution (whether general or special) of the Board of Directors.

10.10 Loans and Guaranties. The Corporation may lend money to, guaranty obligations of, and otherwise assist its Directors, officers and employees if the Board of Directors determines such loans, guaranties, or assistance reasonably may be expected to benefit, directly or indirectly, the Corporation.

10.11 Relation to Certificate of Incorporation. These Bylaws are subject to, and governed by, the Certificate of Incorporation.

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